SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Sec. 240.14a-12

The GDL Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE GDL FUND

One Corporate Center
Rye, New York 10580-1422
(914) 921-5070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 11, 2020

To the Shareholders of
THE GDL FUND

Notice is hereby given that the Annual Meeting of Shareholders of The GDL Fund, a Delaware statutory trust (the “Fund”), will be held on Monday, May 11, 2020, at 7:30 a.m., local time, at Westchester Country Club, 99 Biltmore Avenue, Rye, New York, 10580 (the “Meeting”), and at any adjournments or postponements thereof for the following purposes:

1.	To elect two (2) Trustees of the Fund, one (1) Trustee to be elected by the holders of the Fund’s common shares and holders of its Series C Cumulative Puttable and Callable Preferred Shares (“Preferred Shares”), voting together as a single class, one (1) Trustee to be elected by the holders of the Fund’s Preferred Shares, voting as a separate class;
2.	If properly presented at the Meeting, to vote on a shareholder proposal; and
3.	To consider and vote upon such other matters, including adjournments, as may properly come before said Meeting or any adjournments thereof.

These items are discussed in greater detail in the attached Proxy Statement.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Meeting may be held at the Fund’s offices or virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.gabelli.com. Any questions should be directed to CEFProxy@gabelli.com.

The close of business on March 17, 2020, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE PROMPTLY FOR YOUR FUND’S NOMINEES (PROPOSAL 1) AND AGAINST THE SHAREHOLDER PROPOSAL (PROPOSAL 2). SHAREHOLDERS MAY AUTHORIZE THEIR PROXY BY TELEPHONE OR THE INTERNET. ALTERNATIVELY, SHAREHOLDERS MAY SUBMIT VOTING INSTRUCTIONS BY SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

By Order of the Board of Trustees,

ANDREA R. MANGO Secretary

April 9, 2020

INSTRUCTIONS FOR SIGNING PROXY CARDS TO BE RETURNED BY MAIL

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to properly sign your proxy card.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.
3.	All Other Accounts: The capacity of the individuals signing the proxy card should be indicated unless it is reflected in the form of registration. For example:
Registration		Valid Signature
Corporate Accounts
(1)	ABC Corp.	ABC Corp., John Doe, Treasurer
(2)	ABC Corp.	John Doe, Treasurer
(3)	ABC Corp.
	c/o John Doe, Treasurer	John Doe
(4)	ABC Corp., Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1)	ABC Trust	Jane B. Doe, Trustee
(2)	Jane B. Doe, Trustee
	u/t/d 12/28/78	Jane B. Doe

Custodian or Estate Accounts
(1)	John B. Smith, Cust.
	f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2)	John B. Smith, Executor
	Estate of Jane Smith	John B. Smith, Executor

INSTRUCTIONS FOR TELEPHONE/INTERNET VOTING

Instructions for authorizing your proxy to vote your shares by telephone or Internet are included with the Notice of Internet Availability of Proxy Materials and the proxy card.

THE GDL FUND

ANNUAL MEETING OF SHAREHOLDERS
May 11, 2020

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board,” the members of which are referred to as “Trustees”) of The GDL Fund, a Delaware statutory trust (the “Fund”), for use at the Annual Meeting of Shareholders of the Fund to be held on Monday, May 11, 2020, at 7:30 a.m., local time, at Westchester Country Club, 99 Biltmore Avenue, Rye, New York, 10580 (the “Meeting”), and at any adjournments or postponements thereof. A Notice of Internet Availability of Proxy Materials, or the Proxy Materials, will first be mailed to shareholders on or about April 9, 2020.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Meeting may be held at the Fund’s offices or virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.gabelli.com. Any questions should be directed to CEFProxy@gabelli.com.

If you desire to attend the Meeting in person, please note that the Westchester Country Club enforces a strict dress code. The Westchester Country Club may deny entry to their facilities to any person who does not conform to their dress code. If the Westchester Country Club denies you entry to their facilities, you will be unable to attend the Meeting in person and, if you have not submitted a proxy in accordance with the instructions contained herein, you will not be able to be present at or vote at the Meeting. The Westchester Country Club's dress code is as follows: All men's shirts must have collars. Short shorts, cut-offs or tee shirts are not permitted. Please no tank tops, cargo pants, hats worn by men, bare feet, rubber beach flip flops, bathing or gym attire. Blue denim clothing and denim jeans, designer or otherwise, are not permitted.

Additionally, the Westchester Country Club has an electronic device policy that there be “no noise” with the use of an electronic device, including a cell phone, except in designated areas. If you are admitted to the Westchester Country Club's facilities and violate this policy, the Westchester Country Club may remove you from their premises and you would not be able to attend the Meeting in person.

In addition to the solicitation of proxies by mail, officers of the Fund and officers and regular employees of American Stock Transfer & Trust Company (“AST”), the Fund’s transfer agent, and affiliates of AST or other representatives of the Fund may also solicit proxies by telephone, Internet, or in person. In addition, the Fund has retained Morrow Sodali LLC to assist in the solicitation of proxies for an estimated fee of $8,000 plus reimbursement of expenses. The Fund will pay the costs of the proxy solicitation and the expenses incurred in connection with preparing, printing, and mailing the Notice of Internet Availability of Proxy Materials and/or Proxy Statement and its enclosures. If requested, the Fund will also reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of its shares.

The Fund’s most recent annual report, including audited financial statements for the fiscal year ended December 31, 2019, is available upon request, without charge, by writing to the Secretary of the Fund, One Corporate Center, Rye, New York 10580-1422, calling the Fund at 800-422-3554, or via the Internet at www.gabelli.com.

If the proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted “FOR” the election of the nominees as Trustees and “AGAINST” Proposal 2 as described in this Proxy Statement, unless instructions to the contrary are marked thereon, and at the discretion of the proxy holders as to the transaction of any other business that may properly come before the Meeting. Any shareholder who has submitted a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her shares in person, or by submitting a letter of revocation or a later dated proxy to the Fund at the above address prior to the date of the Meeting.

A “quorum” is required in order to transact business at the Meeting. A quorum of shareholders is constituted by the presence in person or by proxy of the holders of one-third of the outstanding shares of the Fund entitled to vote at the Meeting. In the event a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposed items are not received, the chairperson of the Meeting may propose one or more adjournments of such Meeting to permit further solicitation of proxies. If a quorum is present, a shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote “FOR” any proposal in favor of such adjournment and will vote those proxies required to be voted “AGAINST” any proposal against any such adjournment. Absent the establishment of a subsequent record date and the giving of notice to the holders of record thereon, the adjourned meeting must take place not more than 130 days after the record date. At such adjourned meeting, any business may be transacted which might have been transacted at the original Meeting. The Fund may postpone or cancel a meeting of shareholders, and if it does the Fund will make a public announcement of such postponement or cancellation prior to the meeting. The postponed meeting may not be held more than 130 days after the initial record date.

The close of business on March 17, 2020, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments or postponements thereof.

The Fund has two classes of shares of beneficial interest outstanding: common shares, par value $0.001 per share (“Common Shares”), and Series C Cumulative Puttable and Callable Preferred Shares, par value $0.001 per share (“Preferred Shares”). The holders of the Common Shares and Preferred Shares are each entitled to one vote for each full share held. On the record date, there were 15,469,694 Common Shares and 2,624,025 Preferred Shares outstanding.

Set forth below is information as to those shareholders to the Fund’s knowledge that beneficially own 5% or more of a class of the Fund’s outstanding voting securities as of the record date.

Name and Address of Beneficial Owner(s)	Title of Class	Amount of Shares Nature of Ownership	Percent of Class
Mario J. Gabelli and affiliates One Corporate Center Rye, NY 10580-1422	Common	4,613,536 (beneficial)*	29.8%

Relative Value Partners Group, LLC	Common	1,301,479 (beneficial)	8.4%
1033 Skokie Blvd Suite 470 NorthBrook, IL 60062

Mario J. Gabelli and affiliates One Corporate Center Rye, NY 10580-1422	Preferred	256,000 (beneficial)**	9.8%

Scharf Investments LLC 5619 Scotts Valley Drive, Suite 140 Scotts Valley, CA 95066	Preferred	253,503 (beneficial)	9.7%

RiverNorth Capital Management 325 N. LaSalle Street Chicago, IL 60654	Preferred	150,000 (beneficial)	5.7%

*	Comprised of 2,500,857 Common Shares owned directly by Mr. Gabelli, 55,437 Common Shares owned by a family partnership for which Mr. Gabelli serves as a general partner, 40,672 Common Shares owned by GPJ Retirement Partners, LLC in which Mr. Gabelli has less than 100% interest and disclaims beneficial ownership of the Shares held by this entity which are in excess of this indirect pecuniary interest, and 2,016,570 Common Shares owned by GAMCO Investors, Inc. or its affiliates. Mr. Gabelli disclaims beneficial ownership of the shares held by the discretionary accounts and by the entities named except to the extent of his interest in such entities.
**	Comprised of 216,000 Preferred Shares owned directly by Mr. Gabelli and 40,000 Preferred Shares owned by E3M 2016 LLC.

SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

Proposal	Common Shareholders	Preferred Shareholders
1. Election of Trustees	Common and Preferred Shareholders, voting together as a single class, vote to elect one Trustee: Clarence A. Davis	Common and Preferred Shareholders, voting together as a single class, vote to elect one Trustee: Clarence A. Davis

Preferred Shareholders, voting as a separate class, vote to elect one Trustee: James P. Conn

2. Shareholder Proposal	Common and Preferred Shareholders, voting together as a single class (if properly presented at the Meeting)

3. Other Business	Common and Preferred Shareholders, voting together as a single class

PROPOSAL 1: TO ELECT TWO (2) TRUSTEES OF THE FUND

Nominees for the Board of Trustees

The Board consists of eight Trustees, six of whom are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)). The Fund divides the Board into three classes, each class having a term of three years. Each year, the term of office of one class will expire. James P. Conn and Clarence A. Davis have each been nominated by the Board for election to serve for a three year term to expire at the Fund’s 2023 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Each of the Trustees of the Fund has served in that capacity since the November 8, 2006 organizational meeting of the Fund, with the exception of Ms. Foley, who became a Trustee of the Fund on February 23, 2017 and Mr. Colavita, who became a Trustee of the Fund on May 16, 2018. All of the Trustees of the Fund are also directors or trustees of other investment companies for which Gabelli Funds, LLC (the “Adviser”) or its affiliates serve as investment adviser. The classes of Trustees are indicated below:

Nominees to Serve Until 2023 Annual Meeting of Shareholders

James P. Conn
Clarence A. Davis

Trustees Serving Until 2022 Annual Meeting of Shareholders

Anthony S. Colavita
Edward T. Tokar
Salvatore J. Zizza

Trustees Serving Until 2021 Annual Meeting of Shareholders

Leslie F. Foley
Mario J. Gabelli
Michael J. Melarkey

Under the Fund’s Declaration of Trust, Statement of Preferences, and the 1940 Act, holders of the Fund’s outstanding Preferred Shares, voting as a separate class, are entitled to elect two Trustees, and holders of the Fund’s outstanding Common Shares and Preferred Shares, voting together as a single class, are entitled to elect the remaining Trustees. The holders of the Fund’s outstanding Preferred Shares would be entitled to elect the minimum number of additional Trustees that would represent a majority of the Trustees in the event that dividends on the Fund’s Preferred Shares become in arrears for two full years and until all arrearages are eliminated. No dividend arrearages exist as of the date of this Proxy Statement. Messrs. Colavita and Conn are currently the Trustees elected solely by the holders of the Fund’s Preferred Shares. Mr. Colavita’s term is scheduled to expire at the Fund’s 2022 Annual Meeting of Shareholders. Therefore, he is not standing for election at this Meeting. A quorum of the Preferred Shareholders must be present in person or by proxy at the Meeting in order for the proposal to elect Mr. Conn to be considered.

Unless instructions are provided to the contrary, it is the intention of the persons named in the proxy to vote the proxy “FOR” the election of the nominees named above. Each nominee has indicated that he has consented to serve as a Trustee if elected at the Meeting. If, however, a designated nominee declines or otherwise becomes unavailable for election, the proxy confers discretionary power on the persons named therein to vote in favor of a substitute nominee or nominees. Each nominee is qualified to serve as a Trustee under the Fund’s governing documents.

Information about Trustees and Officers

Set forth in the table below are the existing Trustees, including those Trustees who are not considered “interested persons,” as defined in the 1940 Act (the “Independent Trustees”), two of whom are nominated for re-election to the Board of the Fund, and officers of the Fund, including information relating to their respective positions held with the Fund, a brief statement of their principal occupations and, in the case of the Trustees, their other directorships during the past five years (excluding other funds managed by the Adviser), if any.

Name, Position(s), Address(1) and Age	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Directorships Held by Trustee	Number of Portfolios in Fund Complex(3) Overseen by Trustee
INTERESTED TRUSTEES(4):
Mario J. Gabelli Trustee and Chief Investment Officer Age: 77	Since 2006***	Chairman, Chief Executive Officer, and Chief Investment Officer – Value Portfolios of GAMCO Investors, Inc. and Chief Investment Officer – Value Portfolios of Gabelli Funds, LLC and GAMCO Asset Management Inc.; Director/Trustee or Chief Investment Officer of other registered investment companies within the Gabelli/GAMCO Fund Complex; Chief Executive Officer of GGCP, Inc.; Executive Chairman of Associated Capital Group, Inc.	Director of Morgan Group Holdings, Inc. (holding company); Chairman of the Board and Chief Executive Officer of LICT Corp. (multimedia and communication services company); Director of CIBL, Inc. (broadcasting and wireless communications); Director of ICTC Group Inc. (communications) (2013-2018)	33

Edward T. Tokar Trustee Age: 72	Since 2006**	Private Investor; Senior Managing Director of Beacon Trust Company (trust services) (2004-2016); Chief Executive Officer of Allied Capital Management LLC (1977-2004); Vice President of Honeywell International Inc. (1977-2004)	Trustee of William & Mary Business School Foundation; Director of CH Energy Group (energy services) (2009-2013); Director, Teton Advisors, Inc. (financial services) (2008-2010)	2

INDEPENDENT TRUSTEES/NOMINEES(5):
Anthony S. Colavita(6)(7) Trustee Age: 58	Since 2018**	Attorney, Anthony S. Colavita, P.C.	—	18

James P. Conn(6) Trustee Age: 82	Since 2006*	Former Managing Director and Chief Investment Officer of Financial Security Assurance Holdings, Ltd. (1992-1998)	—	24

Clarence A. Davis Trustee Age: 78	Since 2006*	Former Chief Executive Officer of Nestor, Inc. (2007-2009); Former Chief Operating Officer (2000-2005) and Chief Financial Officer (1999-2000) of the American Institute of Certified Public Accountants	Director of Telephone & Data Systems, Inc. (telephone services); Director of Pennichuck Corp. (water supply) (2009-2012)	3

Leslie F. Foley(7) Trustee Age: 52	Since 2017***	Attorney; Serves on the Boards of the Addison Gallery of American Art at Phillips Academy Andover, National Humanities Center, and Greenwich Country Day School; Vice President, Global Ethics & Compliance and Associate General Counsel for News Corporation (2008-2010)	—	9

Michael J. Melarkey Trustee Age: 70	Since 2006***	Of Counsel in the law firm of McDonald Carano Wilson LLP; Partner in the law firm of Avansino, Melarkey, Knobel, Mulligan & McKenzie (1980-2015)	Chairman of Southwest Gas Corporation (natural gas utility)	21

Salvatore J. Zizza(7)(8) Trustee Age: 74	Since 2006**	President of Zizza & Associates Corp. (private holding company); President of Bergen Cove Realty Inc.; Chairman of Harbor Diversified, Inc. (pharmaceuticals) (2009-2018); Chairman of BAM (semiconductor and aerospace manufacturing) (2000-2018); Chairman of Metropolitan Paper Recycling Inc. (recycling) (2005-2014)	Director and Chairman of Trans-Lux Corporation (business services); Director and Chairman of Harbor Diversified Inc. (pharmaceuticals) (2009-2018)	31

OFFICERS:

Name, Position(s) Address(1) and Age	Term of Office and Length of Time Served(9)	Principal Occupation(s) During Past Five Years
Bruce N. Alpert President Age: 68	Since 2006
Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC since 1988; Officer of registered investment companies within the Gabelli/GAMCO Fund Complex; Senior Vice President of GAMCO Investors, Inc. since 2008; Chief Executive Officer of G.distributors, LLC since January 2020

John C. Ball Treasurer and Principal Financial and Accounting Officer Age: 44	Since 2017	Treasurer of registered investment companies within the Gabelli/GAMCO Fund Complex since 2017; Vice President and Assistant Treasurer of AMG Funds, 2014-2017

Andrea R. Mango Secretary and Vice President Age: 47	Since 2013
Vice President of GAMCO Investors, Inc. since 2016; Counsel of Gabelli Funds, LLC since 2013; Secretary of registered investment companies within the Gabelli/GAMCO Fund Complex since 2013; Vice President of closed-end funds within the Gabelli/GAMCO Fund Complex since 2014

Richard J. Walz Chief Compliance Officer Age: 61	Since 2013	Chief Compliance Officer of registered investment companies within the Gabelli/GAMCO Fund Complex since 2013

Carter W. Austin Vice President Age: 53	Since 2006	Vice President and/or Ombudsman of closed-end funds within the Gabelli/GAMCO Fund Complex; Senior Vice President (since 2015) and Vice President (1996-2015) of Gabelli Funds, LLC

David I. Schachter Vice President Age: 66	Since 2006	Vice President and/or Ombudsman of closed-end funds within the Gabelli/GAMCO Fund Complex; Senior Vice President (since 2015) and Vice President (1999-2015) of G.research, LLC

Laurissa M. Martire Vice President and Ombudsman Age: 43	Since 2018	Vice President and/or Ombudsman of closed-end funds in the Gabelli/GAMCO Fund Complex; Senior Vice President (since 2019) and other positions (1999-2019) of GAMCO Investors, Inc.
(1)	Address: One Corporate Center, Rye, NY 10580-1422.
(2)	The Fund’s Board of Trustees is divided into three classes, each class having a term of three years. Each year the term of office of one class expires and the successor or successors elected to such class serve for a three year term.
(3)	The “Fund Complex” or the “Gabelli/GAMCO Fund Complex” includes all the U.S. registered investment companies that are considered part of the same fund complex as the Fund because they have common or affiliated investment advisers.
(4)	“Interested person” of the Fund, as defined in the 1940 Act. Mr. Gabelli is considered to be an “interested person” of the Fund because of his affiliation with the Fund’s Adviser. Mr. Tokar is considered to be an “interested person” of the Fund as a result of his son’s employment by an affiliate of the Adviser.
(5)	Trustees who are not considered to be “interested persons” of the Fund as defined in the 1940 Act are considered to be “Independent” Trustees. None of the Independent Trustees (with the possible exceptions as described in this proxy statement) nor their family members had any interest in the Adviser or any person directly or indirectly controlling, controlled by or under common control with the Adviser as of December 31, 2019.
(6)	Trustee/Nominee elected solely by holders of the Fund’s Preferred Shares.
(7)	Mr. Colavita’s father, Anthony J. Colavita, and Ms. Foley’s father, Frank J. Fahrenkopf, Jr., serve as directors of other funds in the Gabelli/GAMCO Fund Complex. Mr. Zizza is an independent director of Gabelli International Ltd., which may be deemed to be controlled by Mario J. Gabelli and/or affiliates and in that event would be deemed to be under common control with the Fund’s Adviser.
(8)	On September 9, 2015, Mr. Zizza entered into a settlement with the Securities and Exchange Commission (the “SEC”) to resolve an inquiry relating to an alleged violation regarding the making of false statements or omissions to the accountants of a company concerning a related party transaction. The company in question is not an affiliate of, nor has any connection to, the Fund. Under the terms of the settlement, Mr. Zizza, without admitting or denying the SEC’s findings and allegation, paid $150,000 and agreed to cease and desist committing or causing any future violations of Rule 13b2-2 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Board has discussed this matter and has determined that it does not disqualify Mr. Zizza from serving as an Independent Trustee.
(9)	Includes time served in prior officer positions with the Fund. Each officer will hold office for an indefinite term until the date he or she resigns or retires or until his or her successor is duly elected and qualifies.
*	Nominee to serve, if elected, until the Fund’s 2023 Annual Meeting of Shareholders or until his successor is duly elected and qualifies.
**	Term continues until the Fund’s 2022 Annual Meeting of Shareholders or until his successor is duly elected and qualifies.
***	Term continues until the Fund’s 2021 Annual Meeting of Shareholders or until his or her successor is duly elected and qualifies.

The Board believes that each Trustee’s experience, qualifications, attributes, or skills on an individual basis and in combination with those of other Trustees lead to the conclusion that each Trustee should serve in such capacity. Among the attributes or skills common to all Trustees are their ability to review critically and to evaluate, question, and discuss information provided to them, to interact effectively with the other Trustees, the Adviser, the sub- administrator, other service providers, counsel, and the Fund’s independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee’s ability to perform his or her duties effectively has been attained in large part through the Trustee’s business, consulting, or public service positions and through experience from service as a member of the Board and one or more of the other funds in the Fund Complex, public companies, non-profit entities, or other organizations as set forth above and below. Each Trustee’s ability to perform his or her duties effectively also has been enhanced by education, professional training, and other experience.

Interested Trustees

Mario J. Gabelli, CFA. Mr. Gabelli is Chief Investment Officer of the Fund. He serves in the same capacity and as Chairman of the boards of other funds in the Fund Complex. Mr. Gabelli is Chairman, Chief Executive Officer, and Chief Investment Officer – Value Portfolios of GAMCO Investors, Inc. (“GBL”), a New York Stock Exchange (“NYSE”)-listed asset manager and financial services company. He is the Chief Investment Officer of Value Portfolios of Gabelli Funds, LLC and GAMCO Asset Management Inc. (“GAMCO”), each of which are asset management subsidiaries of GBL. In addition, Mr. Gabelli is Chief Executive Officer, Chief Investment Officer, a director and the controlling shareholder of GGCP, Inc. (“GGCP”), a private company that holds a majority interest in GBL, and the Chairman of MJG Associates, Inc., which acts as an investment manager of various investment funds and other accounts. He is Executive Chairman of Associated Capital Group, Inc. (“Associated Capital”), a public company that provides alternative management and institutional research services, and is a majority-owned subsidiary of GGCP. Mr. Gabelli serves as Overseer of the Columbia University Graduate School of Business and as a trustee of Boston College and Roger Williams University. He serves as a director of the Winston Churchill Foundation, The E.L. Wiegand Foundation, The American-Italian Cancer Foundation, and The Foundation for Italian Art and Culture. He is Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust. Mr. Gabelli serves as Co-President of Field Point Park Association, Inc. Mr. Gabelli received his Bachelor’s degree from Fordham University, M.B.A. from Columbia Business School, and honorary Doctorates from Fordham University and Roger Williams University.

Edward T. Tokar. Mr. Tokar serves as Chairman of the Fund’s ad hoc Proxy Voting Committee and is on the board of another fund in the Fund Complex. He is a private investor. Mr. Tokar was a Senior Managing Director of Beacon Trust Company, a trust services company from 2004 to 2016. He formerly served as a director of CH Energy Group, an energy services company. He was previously the Chief Executive Officer of Allied Capital Management LLC and Vice President of Honeywell International Inc. Mr. Tokar formerly served as a director or trustee of Teton Advisors, Inc., DB Hedge Strategies Fund, Topiary Fund for Benefit Plan Investors (BPI) LLC and Levco Series Trust Mutual Funds. Mr. Tokar has over forty-five years of investment experience in managing and directing investments in public and private securities involving stocks, bonds, high yield securities, private placements, international investments, and various partnership participations. As the former Vice President of Investments of Honeywell International Inc. and Chief Executive Officer of Allied Capital Management LLC, he was responsible for the investment of employee benefit fund assets worldwide, where his operations were widely recognized for excellence. He is a Trustee Emeritus of the College of William & Mary Foundation, and currently serves on the Board of the William & Mary Mason School of Business Foundation. Mr. Tokar has served on numerous advisory boards and professional organizations throughout his career. Mr. Tokar graduated from the University of Maryland with a Bachelor’s degree with High Honors, and received his M.B.A. from the College of William & Mary. He was also awarded a CPA designation.

Independent Trustees/Nominees

Anthony S. Colavita, Esq. Mr. Colavita has been a practicing attorney with Anthony S. Colavita, P.C. since February 1988. He is Chairman of the Fund’s Nominating Committee. Mr. Colavita serves on comparable or other board committees with respect to other funds in the Fund Complex on whose boards he sits. Mr. Colavita has been Town Supervisor of the Town of Eastchester, New York since January 2004, with responsibilities for the review, adoption, and administration of a $35 million budget. He has also served as a board member for multiple not-for-

profit corporations and was previously counsel to the New York State Senate. Additionally, Mr. Colavita was an Eastchester Town Councilman from 1998 to 2003. He has been active on the boards of several community based programs. Mr. Colavita received his Bachelor of Arts from Colgate University and his Juris Doctor from Pace University School of Law.

James P. Conn. Mr. Conn is the Lead Independent Trustee of the Fund and a member of the Fund’s ad hoc Proxy Voting and ad hoc Pricing Committees. He serves on comparable or other board committees with respect to other funds in the Fund Complex on whose boards he sits. He was a senior business executive of Transamerica Corp., an insurance holding company, for much of his career including service as Chief Investment Officer. Mr. Conn has been a director of several public companies in banking and other industries, and was lead director and/or chair of various committees. He received his Bachelor’s degree in Business Administration from Santa Clara University.

Clarence A. Davis, CPA. Mr. Davis was the CEO of Nestor, Inc. until January 2009 and a director of the company until it went into receivership in June 2009. He is a member of the Fund’s Audit Committee and serves in the same capacity for another fund in the Fund Complex on whose board he sits. Mr. Davis is currently a director and a member of the Audit Committee of Telephone & Data Systems, Inc. He formerly served as the Chief Operating Officer and Chief Financial Officer of the American Institute of Certified Public Accountants. Mr. Davis has served as an Audit Committee member and director of Oneida Ltd., Pennichuck Corp., and Sonesta International Hotels Corp. Mr. Davis founded Clarence A. Davis Enterprises, Inc., which provided financial and organizational consulting, due diligence for acquisitions, and forensic accounting for various industries for eight years. Mr. Davis was a Senior Audit Partner for twelve years, which encompassed a career of twenty-three years in public accounting, for Spicer & Oppenheim. He is a former Chairman of the Accountants for Public Interest/Support Center of New York and the American Institute of Certified Public Accountants Minority Recruitment Committee. Mr. Davis was appointed to the American Red Cross Liberty Fund and September 11 Recovery Oversight Commission, the New York State Board of Public Accountancy, and the Future Issues Committee of the American Institute of Certified Public Accountants. He has served as a consultant for the American Red Cross National Office. Mr. Davis was also a faculty member of the Long Island University Brooklyn Center, the New York Institute of Finance, and the Foundation for Accounting Education. Mr. Davis received his Bachelor’s degree in Accounting from Long Island University.

Leslie F. Foley. Ms. Foley is an attorney currently serving on the Boards of the Addison Gallery of American Art at Phillips Academy Andover, the National Humanities Center, and Greenwich Country Day School. She serves on the boards of other funds in the Fund Complex. Ms. Foley was previously Vice President, Global Ethics & Compliance and Associate General Counsel for News Corporation. She also served in the White House Counsel’s Office as Associate Counsel to President George W. Bush. Earlier in her career, Ms. Foley served as Counsel for O’Melveny and Myers LLP; Managing Director of Fixed Income Legal at Bear, Stearns & Co. Inc.; associate at Dewey Ballantine LLP; and law clerk to Judge Diarmuid F. O’Scannlain of the United States Court of Appeals for the Ninth Circuit. She graduated from Yale University magna cum laude and from the University of Virginia School of Law where she was an editor of the Virginia Law Review.

Michael J. Melarkey, Esq. Mr. Melarkey, after more than forty years of experience as an attorney specializing in business, estate planning, and gaming regulatory work, retired from the active practice of law and is of counsel to the firm of McDonald Carano and Wilson in Reno, Nevada. He is Chairman of the Fund’s Audit Committee and is the Fund’s designated Audit Committee Financial Expert. Mr. Melarkey is also a member of one of the multi-fund ad hoc Compensation Committees. He serves on comparable or other board committees with respect to other funds in the Fund Complex on whose boards he sits. He is currently Chairman of the Board of Southwest Gas Corporation and serves on its Nominating, Corporate Governance, and Compensation Committees. Mr. Melarkey acts as a trustee and officer for several private charitable organizations, including as a trustee of The Bretzlaff Foundation and Edwin L. Wiegand Trust. He is an officer of a private oil and gas company. Mr. Melarkey received his Bachelor’s degree from the University of Nevada, Reno, Juris Doctor from the University of San Francisco School of Law and Masters of Law in Taxation from New York University School of Law.

Salvatore J. Zizza. Mr. Zizza is the President of Zizza & Associates Corp., a private holding company that invests in various industries. He also serves or has served as Chairman to other companies involved in manufacturing, recycling, real estate, technology, and pharmaceuticals. He is a member of the Fund’s Audit, Nominating, and ad hoc Pricing Committees, and a member of both multi-fund ad hoc Compensation Committees. Mr. Zizza serves on comparable or other board committees with respect to other funds in the Fund Complex on whose boards he sits. In addition to serving on the boards of other funds in the Fund Complex, he is currently and has previously been a director of other public companies. He was also the President, Chief Executive Officer, and Chief Financial Officer of a large NYSE-listed construction company. Mr. Zizza received his Bachelor’s degree and M.B.A. in Finance from St. John’s University, which awarded him an Honorary Doctorate in Commercial Sciences.

Trustees – Leadership Structure and Oversight Responsibilities

Overall responsibility for general oversight of the Fund rests with the Board. The Board does not have a Chairman. The Board has appointed Mr. Conn as the Lead Independent Trustee. The Lead Independent Trustee presides over executive sessions of the Trustees and also serves between meetings of the Board as a liaison with service providers, officers, counsel, and other Trustees on a wide variety of matters including agenda items for Board meetings. Designation as such does not impose on the Lead Independent Trustee any obligations or standards greater than or different from other Trustees. The Board has established a Nominating Committee and an Audit Committee to assist the Board in the oversight of the management and affairs of the Fund. The Board also has an ad hoc Proxy Voting Committee that exercises beneficial ownership responsibilities on behalf of the Fund in selected situations. From time to time, the Board establishes additional committees or informal working groups, such as an ad hoc Pricing Committee related to securities offerings by the Fund, to address specific matters or assigns one of its members to work with trustees or directors of other funds in the Fund Complex on special committees or working groups that address fund complex-wide matters, such as the multi-fund ad hoc Compensation Committee relating to the compensation of the Chief Compliance Officer for all the funds in the Fund Complex and a separate multi- fund ad hoc Compensation Committee relating to the compensation of certain other officers of the closed-end funds in the Fund Complex.

All of the Fund’s Trustees, other than Mr. Gabelli and Mr. Tokar, are Independent Trustees, and the Board believes it is able to provide effective oversight of the Fund’s service providers. In addition to providing feedback and direction during Board meetings, the Independent Trustees meet regularly in executive session and chair all committees of the Board.

The Fund’s operations entail a variety of risks, including investment, administration, valuation, and a range of compliance matters. Although the Adviser, the sub-administrator, and the officers of the Fund are responsible for managing these risks on a day to day basis within the framework of their established risk management functions, the Board also addresses risk management of the Fund through its meetings and those of the committees and working groups. As part of its general oversight, the Board reviews with the Adviser at Board meetings the levels and types of risks being undertaken by the Fund, and the Audit Committee discusses the Fund’s risk management and controls with the independent registered public accounting firm engaged by the Fund. The Board reviews valuation policies and procedures and the valuations of specific illiquid securities. The Board also receives periodic reports from the Fund’s Chief Compliance Officer regarding compliance matters relating to the Fund and its major service providers, including results of the implementation and testing of the Fund’s and such providers’ compliance programs. The Board’s oversight function is facilitated by management reporting processes designed to provide visibility to the Board regarding the identification, assessment, and management of critical risks, and the controls and policies and procedures used to mitigate those risks. The Board reviews its role in supervising the Fund’s risk management from time to time and may make changes at its discretion at any time.

The Board has determined that its leadership structure is appropriate for the Fund because it enables the Board to exercise informed and independent judgment over matters under its purview, allocates responsibility among committees in a manner that fosters effective oversight, and allows the Board to devote appropriate resources to specific issues in a flexible manner as they arise. The Board periodically reviews its leadership structure as well as its overall structure, composition, and functioning, and may make changes at its discretion at any time.

Beneficial Ownership of Shares Held in the Fund and the Family of Investment Companies for each Trustee and Nominee for Election as Trustee

Set forth in the table below is the dollar range of equity securities in the Fund beneficially owned by each Trustee and nominee for election as Trustee and the aggregate dollar range of equity securities in the Fund Complex beneficially owned by each Trustee and nominee for election as Trustee.

Name of Trustee/Nominee	Dollar Range of Equity Securities Held in the Fund*(1)	Aggregate Dollar Range of Equity Securities Held in the Family of Investment Companies*(1)(2)
INTERESTED TRUSTEES:
Mario J. Gabelli	E	E
Edward T. Tokar	C	E

INDEPENDENT TRUSTEES/NOMINEES:
Anthony S. Colavita	A	B
James P. Conn	B	E
Clarence A. Davis	A	B
Leslie F. Foley	A	B
Michael J. Melarkey	D	E
Salvatore J. Zizza	A	E
*	Key to Dollar Ranges
A.	None
B.	$1 – $10,000
C.	$10,001 – $50,000
D.	$50,001 – $100,000
E.	Over $100,000

All shares were valued as of December 31, 2019.

(1)	This information has been furnished by each Trustee and nominee for election as Trustee as of December 31, 2019. “Beneficial Ownership” is determined in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)	The term “Family of Investment Companies” includes two or more registered funds that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. Currently, the registered funds that comprise the “Fund Complex” are identical to those that comprise the “Family of Investment Companies.”

Set forth in the table below is the amount of shares beneficially owned by each Trustee, nominee for election as Trustee, and executive officer of the Fund.

Name of Trustee/Nominee/Officer	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
INTERESTED TRUSTEES/NOMINEES:
Mario J. Gabelli	4,613,536 Common(3)	29.4%
	264,141 Series C(4)	10.1%
Edward T. Tokar	5,000 Common	*

INDEPENDENT TRUSTEES/NOMINEES:
Anthony S. Colavita	0	*
James P. Conn	1,000 Common	*
Clarence A. Davis	0	*
Leslie F. Foley	0	*
Michael J. Melarkey	6,977 Common	*
	3,038 Series C	*
Salvatore J. Zizza	0	*

EXECUTIVE OFFICERS:
Bruce N. Alpert	0	*
John C. Ball	0	*
Andrea R. Mango	0	*
Richard J. Walz	0	*

(1)	This information has been furnished by each Trustee, including each nominee for election as Trustee, and executive officer as of December 31, 2019. “Beneficial Ownership” is determined in accordance with Rule 13d-3 of the 1934 Act. Reflects ownership of Common Shares unless otherwise noted.
(2)	An asterisk indicates that the ownership amount constitutes less than 1% of the total shares outstanding. The ownership of the Trustees, including nominees for election as Trustee, and executive officers as a group constitutes 29.5% of the total Common Shares outstanding and 10.2% of the total Preferred Shares outstanding.
(3)	Comprised of 2,500,857 Common Shares owned directly by Mr. Gabelli, 55,437 Common Shares owned by a family partnership for which Mr. Gabelli serves as general partner, 40,673 Common Shares owned by GPJ Retirement Partners, LLC in which Mr. Gabelli has less than 100% interest and disclaims beneficial ownership of the Shares held by this entity which are in excess of this indirect pecuniary interest, and 2,016,569 Common Shares owned by GAMCO Investors, Inc. or its affiliates. Mr. Gabelli disclaims beneficial ownership of the Shares held by the discretionary accounts and by the entities named except to the extent of his interest in such entities.
(4)	Comprised of 218,400 Preferred Shares owned by Mr. Gabelli, 45,000 Preferred Shares owned by E3M 2016 LLC, and 741 Preferred Shares in investment partnerships and trust accounts.

Set forth in the table below is the amount of interests beneficially owned by each Independent Trustee, nominee for election as an Independent Trustee or his or her immediate family member, as applicable, in a person, other than a registered investment company, that may be deemed to be controlled by the Fund’s Adviser and/or affiliates (including Mario J. Gabelli) and in that event would be deemed to be under common control with the Fund’s Adviser.

Name of Independent Trustee/Nominee	Name of Owner and Relationships to Trustee/Nominee	Company	Title of Class	Value of Interests(1)	Percent of Class(2)
Salvatore J. Zizza	Same	Gabelli Associates Fund	Membership Interests	$2,551,179	1.25%
Salvatore J. Zizza	Same	Gabelli Performance Partnership L.P.	Limited Partner Interests	$328,296	*
(1)	This information has been furnished as of December 31, 2019.
(2)	An asterisk indicates that the ownership amount constitutes less than 1% of the total interests outstanding.

The Fund pays each Independent Trustee an annual retainer of $9,000 plus $2,000 for each Board meeting attended. Each Trustee who is not employed by the Adviser is reimbursed by the Fund for any out of pocket expenses incurred in attending meetings. All Board committee members receive $1,000 per meeting attended, the Audit Committee Chairman receives an annual fee of $3,000, and the Nominating Committee Chairman and the Lead Independent Trustee each receive an annual fee of $2,000. A Trustee may receive a single meeting fee, allocated among the participating funds, for participation in certain meetings on behalf of multiple funds. The aggregate remuneration (excluding out of pocket expenses) paid by the Fund to such Trustees during the fiscal year ended December 31, 2019 amounted to $133,000. During the fiscal year ended December 31, 2019, the Trustees of the Fund met four times, all of which were regular quarterly Board meetings. Each Trustee then serving in such capacity attended at least 75% of the Board meetings and of any committee of which he or she is a member.

The Audit Committee and Audit Committee Report

The role of the Fund’s Audit Committee is to assist the Board of Trustees in its oversight of (i) the quality and integrity of the Fund’s financial statement reporting process and the independent audit and reviews thereof; (ii) the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain of its service providers; (iii) the Fund’s compliance with legal and regulatory requirements; and (iv) the independent registered public accounting firm’s qualifications, independence, and performance. The Audit Committee also is required to prepare an audit committee report pursuant to the rules of the SEC for inclusion in the Fund’s annual proxy statement. The Audit Committee operates pursuant to the Audit Committee Charter (the “Audit Charter”) that was most recently reviewed and approved by the Board of Trustees on February 11, 2020. The Audit Charter is available in the Closed-End Funds – Corporate Governance Section on the Fund’s website at www.gabelli.com.

Pursuant to the Audit Charter, the Audit Committee is responsible for conferring with the Fund’s independent registered public accounting firm, reviewing annual financial statements, approving the selection of the Fund’s independent registered public accounting firm, and overseeing the Fund’s internal controls. The Audit Charter also contains provisions relating to the pre-approval by the Audit Committee of audit and non-audit services to be provided by Ernst & Young LLP (“Ernst & Young”), the Fund’s independent registered public accounting firm for the fiscal year ended December 31, 2019, to the Fund and to the Adviser and certain of its affiliates. The Audit Committee advises the full Board with respect to accounting, auditing, and financial matters affecting the Fund. As set forth in the Audit Charter, management is responsible for maintaining appropriate systems for accounting and internal control, and the Fund’s independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews. The independent registered public accounting firm is ultimately accountable to the Board of Trustees and to the Audit Committee, as representatives of shareholders. The independent registered public accounting firm for the Fund reports directly to the Audit Committee.

In performing its oversight function, at a meeting held on February 24, 2020, the Audit Committee reviewed and discussed with management of the Fund and Ernst & Young the audited financial statements of the Fund as of and for the fiscal year ended December 31, 2019, and the conduct of the audit of such financial statements.

In addition, the Audit Committee discussed with Ernst & Young the accounting principles applied by the Fund and such other matters brought to the attention of the Audit Committee by Ernst & Young as required by Auditing Standard No. 16, as amended (AICPAAU-C Section 260), as adopted by the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee also received from Ernst & Young the written disclosures and statements required by the SEC’s independence rules, delineating relationships between Ernst & Young and the Fund, and discussed the impact that any such relationships might have on the objectivity and independence of Ernst & Young as the independent registered public accounting firm.

As set forth above, and as more fully set forth in the Audit Charter, the Audit Committee has significant duties and powers in its oversight role with respect to the Fund’s financial reporting procedures, internal control systems, and the independent audit process.

The members of the Audit Committee are not, and do not represent themselves to be, professionally engaged in the practice of auditing or accounting and are not employed by the Fund for accounting, financial management, or internal control purposes. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the Fund’s independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and/or financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Fund’s financial statements has been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with generally accepted accounting principles (United States).

Based on its consideration of the audited financial statements and the discussions referred to above with management and Ernst & Young, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the Audit Charter and those discussed above, the Audit Committee recommended to the Fund’s Board of Trustees that the Fund’s audited financial statements be included in the Fund’s Annual Report for the fiscal year ended December 31, 2019.

Submitted by the Audit Committee of the Fund’s Board of Trustees

Michael J. Melarkey, Chairman
Clarence A. Davis
Salvatore J. Zizza
February 24, 2020

The Audit Committee met two times during the fiscal year ended December 31, 2019. The Audit Committee is composed of three of the Fund’s Independent Trustees, namely Messrs. Melarkey (Chairman), Davis, and Zizza. Each member of the Audit Committee has been determined by the Board of Trustees to be financially literate. Mr. Melarkey has been designated as the Fund’s audit committee financial expert, as defined in Items 407(d)(5)(ii) and (iii) of Regulation S-K (the “Audit Committee Financial Expert”).

Nominating Committee

The Board of Trustees has a Nominating Committee composed of two of the Fund’s Independent Trustees, Messrs. Colavita (Chairman) and Zizza. Each Nominating Committee member is an Independent Trustee as determined under guidelines of the NYSE. The Nominating Committee met once during the fiscal year ended

December 31, 2019. The Nominating Committee is responsible for identifying and recommending qualified candidates to the Board in the event that a position is vacated or created. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board, the qualifications of the candidate, and the interests of shareholders.

The Nominating Committee believes that the minimum qualifications for serving as a Trustee of the Fund are that the individual demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Trustees’ oversight of the business and affairs of the Fund and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Fund. The Fund has adopted specific Trustee qualification requirements that can be found in the Fund’s governing documents and are applicable to all individuals who may be nominated, elected, appointed, qualified or seated to serve as Trustees. The qualification requirements include: (i) age limits (at least 21 years of age and such maximum age as the Trustees may in the future determine); (ii) prohibitions regarding any legal disability; (iii) limits on service on other boards; (iv) restrictions on relationships with investment advisers other than the Fund’s adviser; and (v) character and fitness requirements. Additionally, each Independent Trustee must not be an “interested person” of the Fund as defined under Section 2(a)(19) of the 1940 Act and may not be or have certain relationships with a shareholder beneficially owning five percent or more of the Fund’s outstanding shares or specified levels of interest in registered investment companies. The Fund’s By-Laws also provide that a majority of the Trustees then in office may determine by resolution that a failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the candidate to discharge the duties of a Trustee or the free flow of information among Trustees or between the Fund’s adviser and the Board. Reference is made to the Fund’s governing documents for more details.

The Nominating Committee also considers the overall composition of the Board, bearing in mind the benefits that may be derived from having members who have a variety of experiences, qualifications, attributes or skills useful in overseeing a publicly traded, highly regulated entity such as the Fund. The Trustees have not determined a maximum age. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying trustee candidates. For a discussion of experiences, qualifications, attributes, or skills supporting the appropriateness of each Trustee’s service on the Fund’s Board, see the biographical information of the Trustees above in the section entitled “Information about Trustees and Officers.”

The Fund’s Nominating Committee adopted a charter on November 8, 2006. The charter is available in the Closed- End Funds – Corporate Governance Section on the Fund’s website at www.gabelli.com.

Other Board Related Matters

The Board of Trustees has established the following procedures in order to facilitate communications among the Board and the shareholders of the Fund and other interested parties.

Receipt of Communications

Shareholders and other interested parties may contact the Board or any member of the Board by mail or electronically. To communicate with the Board or any member of the Board, correspondence should be addressed to the Board or the Board member(s) with whom you wish to communicate either by name or title. All such correspondence should be to The GDL Fund, c/o Gabelli Funds, LLC, One Corporate Center, Rye, NY 10580-1422. To communicate with the Board electronically, shareholders may go to the corporate website at www.gabelli.com under the heading “Contact Us/Email Addresses/Board of Directors (Gabelli Closed-End Funds).”

Forwarding the Communications

All communications received will be opened by the office of the General Counsel of the Adviser for the sole purpose of determining whether the contents represent a message to one or more Trustees. The office of the General Counsel will forward promptly to the addressee(s) any contents that relate to the Fund and that are not in the nature of advertising, promotions of a product or service, or patently offensive or otherwise objectionable material. In the case of communications to the Board of Trustees or any committee or group of members of the Board, the General Counsel’s office will make sufficient copies of the contents to send to each Trustee who is a member of the group or committee to which the envelope or e-mail is addressed.

The Fund does not expect Trustees or nominees for election as Trustee to attend the Meeting. No Trustee or nominee for election as Trustee attended the Fund’s annual meeting of shareholders held on May 13, 2019.

The following table sets forth certain information regarding the compensation of the Trustees by the Fund and officers, if any, who were compensated by the Fund rather than the Adviser, for the year ended December 31, 2019.

COMPENSATION TABLE
FOR THE YEAR ENDED DECEMBER 31, 2019

Name of Person and Position	Aggregate Compensation from the Fund	Aggregate Compensation from the Fund and Fund Complex Paid to Trustees(1)
INTERESTED TRUSTEES:
Mario J. Gabelli	$0	$0 (0)
Trustee and Chief Investment Officer
Edward T. Tokar	$17,000	$43,000 (2)
Trustee

INDEPENDENT TRUSTEES/NOMINEES:
Anthony S. Colavita	$19,500	$142,000 (22)
Trustee
James P. Conn	$19,000	$275,000 (26)
Trustee
Clarence A. Davis	$19,000	$32,000 (3)
Trustee
Leslie F. Foley	$17,000	$47,500 (10)
Trustee
Michael J. Melarkey	$22,000	$201,000 (25)
Trustee
Salvatore J. Zizza	$19,500	$319,000 (32)
Trustee
OFFICERS:
Laurissa M. Martire	$100,000
Vice President and Ombudsman
(1)	Represents the total compensation paid to such persons during the year ended December 31, 2019, by investment companies (including the Fund) or portfolios that are part of the Fund Complex. The number in parentheses represents the number of such investment companies and portfolios.

Required Vote for Proposal 1

The election of each of the listed nominees for Trustee of the Fund requires the affirmative vote of the holders of a plurality of the applicable class or classes of the Fund present in person or represented by proxy at the Meeting, provided a quorum is present. A “plurality” vote means that the nominees who receive the largest number of votes cast (even if they receive less than a majority) will be elected as trustees. Since the nominees are running unopposed, each nominee only needs one vote to be elected if there is a quorum present at the Meeting.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT THE COMMON AND PREFERRED SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH APPLICABLE NOMINEE.

PROPOSAL 2: A SHAREHOLDER PROPOSAL

A shareholder (the “Shareholder Proponent”) has informed the Fund that it intends to submit a proposal (the “Shareholder Proposal”) at the Meeting and has requested that the Fund include the proposal in this year’s proxy material. The Board of Trustees unanimously recommends that you vote AGAINST the Shareholder Proposal. The Shareholder Proposal and the supporting statement for it (the Supporting Statement) are set forth below together with the Board’s explanation for opposing the Shareholder’s Proposal.

Shareholder Proposal

BE IT RESOLVED, that the shareholders of The GDL Fund (the “Fund”), request that the Board of Directors (the “Board”) consider authorizing a self-tender offer for all outstanding shares of the Fund at or close to net asset value (“NAV”). If more than 50% of the Fund’s outstanding shares are submitted for tender, the tender offer should be cancelled and the Fund should be liquidated or converted into an open-end mutual fund.

Supporting Statement

The Fund has traded at an extremely large discount to its NAV for years (14% on average since inception), effectively holding shareholders captive, since they can only exit for substantially less than its value. Meanwhile, the Fund:

•	Pays brokerage commissions to G.research, LLC, an affiliate of the Adviser.
•	Has produced (since its 2007 inception, through 12/31/18, per the Fund’s annual report) an annualized 1.64% investment total return.

The Fund has a “fulcrum fee” which is supposed to align management with shareholders and incentivize good performance. The Fund’s fulcrum fee allows an annual advisory fee that can range from 0.5% to 2.0%. In a critical oversight, however, the fee is earned in a given calendar year and NOT GIVEN BACK if a future year’s return is poor. For GDL, this has resulted in total IA fees over the past 11 calendar years which total $53 mln (per the Fund’s annual reports), and which amount to 1.8% per year when measured against average net assets over this time period. Do investors realize that the Adviser of this Fund has collected — over more than a decade — more in fees than investors have earned in total?!

We believe the Fund’s excessive discount level indicates that the market has lost faith in the Fund’s Adviser’s ability to add to shareholder value. Compounding the problem, the Board has done little to address the Adviser’s poor performance. Similar to many other recent actions in the CEF space, shareholders should have the opportunity to realize a price for their shares close to NAV. Toward that end, Matisse believes the Board should consider authorizing a self-tender offer for all outstanding shares of the Fund at or close to NAV.

If a majority of the Fund’s outstanding shares are tendered, this would demonstrate that there is insufficient shareholder support for continuing the Fund as a closed-end fund. In that case, the tender offer should be cancelled and the Fund should be liquidated or converted into an open-end mutual fund.

Who are we? We are an open-end mutual fund (Matisse Discounted Closed-End Fund Strategy, MDCEX) which has owned shares of GDL continuously for several years. Feel free to contact us about this matter; we are happy to discuss. Contact Eric Boughton, CFA, at (503) 210-3005.

STATEMENT IN FAVOR OF THE GDL FUND

“Give a man a fish and you feed him for a day. Teach him to arbitrage and you feed him forever.”

Warren E. Buffett – 1988 Letter to Shareholders

The GDL Fund provides individual investors with the opportunity to gain exposure to merger arbitrage.

Merger arbitrage is the simple investment that an announced deal will be completed. An arbitrageur purchases the stock of a target company that in the deal process is going to be acquired by another entity, but is trading in the market at a price that is lower than the proposed transaction price. When the deal closes, the arbitrageur profits on the difference between the purchase price and the price that is paid for that stock by the acquiring company.

“Arbitrage sometimes promises much greater returns than Treasury Bills and, equally important, cools any temptation we may have to relax our standards for long-term investments.”

Warren E. Buffett – 1988 Letter to Shareholders

For the year ended December 31, 2019, the net asset value (NAV) total return of The GDL Fund was 5.1%, compared with a total return of 2.3% for the benchmark. The total return for the Fund’s publicly traded shares was 5.8%. Arbitrage is an alternative to Treasury Bills. The Fund’s benchmark since inception in 2007 has been the ICE Bank of America Merrill Lynch 3-Month U.S. Treasury Bill Index. We are confident in a robust deal environment to provide new opportunities to generate returns. The main drivers of M&A activity remain in place in 2020: low cost of debt, healthy balance sheets, and improving cash flows.

Repeating an attempt last year by this Activist investor, Matisse Capital, based in Oregon, submitted a shareholder proposal on behalf of its mutual fund, Matisse Discounted Closed-End Fund Strategy. Despite making several similar proposals in 2019 for this and other unaffiliated closed-end funds, this investor did not attend the annual meetings, but hired an unaffiliated individual through the internet to present proposals. The proposal submitted by this Activist at the 2019 meeting, with an end game to liquidate or open-end the Fund, was defeated receiving only 12% of the votes cast at the meeting. Your Board believes this investor’s actions again in the GDL Fund are aimed to cause a disruption and attempt to make a quick profit at the expense of Main Street investors.

In addition, this proposal makes several claims that are not accurate. Below, the Fund will address each statement made in the shareholder proposal and clarify various points for your consideration and vote.

Your Fund's Board unanimously opposes this shareholder proposal seeking to dismantle your Fund and its existence as a closed-end fund.

Your Board believes this Activist activity is inconsistent with the purpose for which YOU invested in the GDL Fund. The GDL Fund was created to provide investors with a merger arbitrage fund in a closed-end structure seeking to provide returns not correlated with the general equity market. The GDL Fund is the only U.S. closed-end fund devoted to a merger arbitrage strategy.

We also point out that (y)our Board raised the quarterly distribution to $0.12 per share beginning in June 2020, a 20% increase, an annualized distribution of $0.48 per share.

In sum, the Board believes that a tender offer for the Fund is not in the shareholders’ best interests. The Board believes that such a tender offer could result in increased costs and potential adverse consequences for Main Street investors who do not tender their shares.

Statement: Has produced (since its 2007 inception, through 12/31/18, per the Fund’s annual report) an annualized 1.64% investment total return.

RESPONSE:

•	The GDL Fund is a merger arbitrage fund that has delivered a positive absolute NAV return and consistently outperformed its benchmark, performing well during various market cycles.

Comparative Results(a)

Cumulative Performance
Period	The GDL Fund (NAV)(b)	The GDL Fund (Market Price)(c)	ICE Bank of America Merrill Lynch 3 Month U.S. Treasury Bill Index
1 Year	5.1%	5.8%	2.3%
3 Year	5.9%	9.0%	5.1%
5 Year	15.7%	18.9%	5.5%
10 Year	35.3%	36.8%	6.0%
Since Inception*	42.1%	28.5%	13.3%
Annual Average Return*	2.8%	2.0%	1.0%
* January 31, 2007
Annual Performance
Year	The GDL Fund (NAV)(b)	The GDL Fund (Market Price)(c)	ICE Bank of America Merrill Lynch 3 Month U.S. Treasury Bill Index
2019	5.1%	5.8%	2.3%
2018	-1.8%	-1.6%	1.9%
2017	2.5%	4.7%	0.9%
2016	5.1%	4.8%	0.3%
2015	4.0%	4.1%	0.1%
2014	0.9%	-0.1%	0.0%
2013	6.3%	7.8%	0.1%
2012	4.5%	7.7%	0.1%
2011	1.3%	-2.5%	0.1%
2010	3.1%	1.7%	0.1%
2009	5.7%	20.0%	0.2%
2008	-4.1%	-8.4%	2.1%
2007*	3.4%	-14.6%	4.6%
(a)
Returns represent past performance and do not guarantee future results. Investment returns and the principal value of an investment will fluctuate. The Fund's use of leverage may magnify the volatility of net asset value changes versus funds that do not employ leverage. When shares are sold, they may be worth more or less than their original cost. Current performance may be lower or higher than the performance data presented. Visit www.gabelli.com for performance information as of the most recent month end. Performance returns for periods of less than one year are not annualized. Investors should carefully consider the investment objectives, risks, charges, and expenses of the Fund before investing. The ICE Bank of America Merrill Lynch 3 Month U.S. Treasury Bill Index is comprised of a single issue purchased at the beginning of the month and held for a full month. At the end of the month, that issue is sold and rolled into the outstanding Treasury Bill that matures closest to, but not beyond three months from the re-balancing date. To qualify for selection, an issue must have settled on or before the re-balancing (month end) date. Dividends are not reinvested for the ICE Bank of America Merrill Lynch 3 Month U.S. Treasury Bill Index. You cannot invest directly in an index. Merger Arbitrage involves primarily announced transactions, typically with limited or no exposure to situations which pre-, post-date or situations in which no formal announcement is expected to occur. Opportunities are frequently presented in cross border, collared and international transactions which incorporate multiple geographic regulatory institutions, with typically involve minimal exposure to corporate credits. Merger Arbitrage strategies typically have over 75% of positions in announced transactions over a given market cycle.

(b)
Total returns and average annual returns reflect changes in the NAV per share and reinvestment of distributions at NAV on the ex-dividend date and are net of expenses. Since inception return is based on an initial NAV of $19.06. The cumulative return is the aggregate total return of the investment for the period of time presented.

(c)
Total returns and average annual returns reflect changes in closing market values on the NYSE and reinvestment of distributions. Since inception return is based on an initial offering price of $20.00. The cumulative return is the aggregate total return of the investment for the period of time presented.

Statement: “The Fund has traded at an extremely large discount to its NAV for years (14% on average since inception), effectively holding shareholders captive, since they can only exit for substantially less than its value.

RESPONSE:

•	The presence of the discount in the Fund’s market price was well known to our investors and understood when they invested, or reinvested distributions in the Fund. The discount enables shareholders to invest in the underlying assets of a fund at a lower price for those assets and earn returns at a higher rate than if the investment were made at NAV or a premium. This advantage extends to dividend reinvestments, which are made at prevailing market prices.
•	Investors seeking to diversify and lower their stock market risk may turn to an investment in merger arbitrage. Merger arbitrage strategies can generate positive returns in most market environments and have historically had low correlation with the stock market. The GDL Fund has low volatility and an impressive return history.
Growth of $100,000*	GDL (Value of Investment)	ICE 3 Month T-Bill Index
2019	$130,619	$111,167
2018	115,995	109,778
2017	123,447	108,689
2016	117,906	107,762
2015	112,516	107,408
2014	108,064	107,354
2013	108,140	107,322
2012	100,324	107,247
2011	93,178	107,151
2010	95,576	107,097
2009	93,960	106,969
2008	78,281	106,745
2007	85,450	104,591
*	Inception: January 31, 2007
•	The Fund’s 2019 average daily trading volume was approximately 23,000 shares. For a fund this size, trading volume at this level shows that the Fund is liquid and investors can trade in and out of positions without any captivity. The GDL Fund’s shares trade freely on the NYSE and the notion that shareholders are “captive” is misleading and factually incorrect. While the Fund’s shares trade at a discount to their NAV, this enables market investors to earn an enhanced return on their investments. Because shareholders buy and sell at a discount, there is no sense in which they are held “captive.”
•	Closed-end funds may trade at a discount in the market and the risks inherent with this dynamic are well disclosed to the broader public. Any shareholder of GDL who purchased shares in the market over time has done so at a price/discount dictated by market forces at that time.

•	In fact, The GDL Fund consistently buys back its shares under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, providing additional liquidity to the market as well as augmenting the Fund’s Net Asset Value (NAV).

The GDL Fund – Common Shares – Repurchase Plan

Year	Total Shares Repurchased	Total Investment	Average Investment Per Share	Average NAV	% Total Shares Repurchased(a)
2019	1,022,741	$9,574,913	$9.36	$11.20	6%
2018	912,392	8,379,546	9.18	11.21	5%
2017	640,334	6,394,437	9.99	11.75	4%
2016	1,273,240	12,561,413	9.87	11.86	7%
2015	721,143	7,321,258	10.15	12.11	4%
2014	793,044	8,757,103	11.04	12.62	4%
2013	10,000	120,151	12.02	13.45	0%
2012	32,510	404,488	12.44	14.18	0%
2011	89,021	1,133,250	12.73	14.55	0%
2010	10,100	134,536	13.32	15.03	0%
2009	33,700	485,000	14.39	16.06	0%
2008	89,100	1,301,541	14.61	17.30	0%
2007	10,500	173,799	16.55	19.17	0%

Total Shares Repurchased	5,782,838	$58,096,755	$10.05	$11.92

The Fund has repurchased an additional $1,704,225 (183,513 shares) through March 9, 2020.

(a)	Percentage of Total Shares Repurchased reflects the shares repurchased for the year divided by the total shares outstanding as of the prior year end.

Statement: Pays brokerage commissions to G.research, LLC, an affiliate of the Adviser.

RESPONSE

•	The brokerage commissions paid by the Fund to G.research (for trade executions in this Fund and other funds managed by the Adviser) have been consistently rated better than average by an independent firm used by the Board to assess the quality of trade executions.
•	The Activist does not claim that the fees paid are exorbitant, excessive, or detrimental to the shareholder in any way. This is an entirely neutral statement and its inclusion in this proposal is designed and phrased in a way that implies unethical behavior when the reality of the situation is to the contrary.

Statement: “The Fund has a “fulcrum fee” which is supposed to align management with shareholders and incentivize good performance. The Fund’s fulcrum fee allows an annual advisory fee that can range from 0.5% to 2.0%. In a critical oversight, however, the fee is earned in a given calendar year and NOT GIVEN BACK if a future year’s return is poor. For GDL, this has resulted in total IA fees over the past 11 calendar years which total $53 mln (per the Fund’s annual reports), and which amount to 1.8% per year when measured against average net assets over this time period. Do investors realize that the Adviser of this Fund has collected---over more than a decade---more in fees than investors have earned in total?!”

RESPONSE:

•	The GDL Fund has only paid advisory fees in accordance with the terms of its advisory agreement.
•	As set out in the original prospectus, The GDL Fund has a fee structure consisting of a 0.50% minimum base management fee. This fee level only increases if the Fund outperforms the benchmark. High-water marks are an industry standard, but clawback provisions are not. See the Incentive Fee Structure table below.
•	The GDL Fund’s merger arbitrage strategy is typically offered only to accredited investors through a hedge fund investment where a fee arrangement is commonly two and twenty (2% of assets under management and 20% of profits).
•	Reported in an annual filing for the Activist’s fund, “The Trustees then compared the advisory fee and expense ratio of the Fund to other comparable funds. The Trustees noted that the management fee and expense ratio were both higher than the peer group average.”
•	All Gabelli Funds portfolio managers follow the Wall Street adage “Eat Your Own Cooking.” The Fund’s investment management team believes in the Fund, owning over $38 million of the Fund’s common shares. The team pays the same fees as all shareholders. Stated another way, (y)our team has “skin in the game.”

Incentive Fee Structure

The maximum management fee of 2.00% is earned
if the Fund’s performance exceeds the T-Bill
Index(a) by 6.0 percentage points or more

(a)	ICE Bank of America Merrill Lynch 3-Month U.S. Treasury Bill Index (the “T-Bill Index”)

The Board has carefully considered and evaluated the shareholder proposal and concluded that the Fund remains a viable investment option and presents a favorable investment opportunity for shareholders. The Board believes that the shareholder proposal is not in the best interest of the Fund and its shareholders.

These types of activist investor tactics have been criticized by an SEC Commissioner and Rep. Gregory Meeks, who said at a House of Representatives Financial Services Committee meeting on September 24, 2019.

“[What] is most troubling about this is that closed-end funds ordinarily are held by ... ‘buy-and-hold, mom-and-pop’ investors who bought the fund on the understanding that it wouldn't be attacked in just this way." – Then SEC Commissioner Robert Jackson Jr.

"[T]he growing practice of activist hedge funds attacking closed-end funds ... [is] ... not about improving governance, but rather about coercing closed-end funds that cannot adequately protect themselves." – Rep. Gregory Meeks, D-NY

For the reasons discussed above, the Board unanimously recommends that the shareholders vote AGAINST the shareholder proposal.

Required Vote for Proposal 2

Approval of Proposal 2 requires the affirmative vote of a majority of the Common Shares and Preferred Shares, voting as a single class, present in person or represented by proxy and entitled to vote on Proposal 2. Abstentions are treated as entitled to vote on Proposal 2 and therefore will have the same effect as a vote against Proposal 2. Brokers will be entitled to vote on Proposal 2 only if they receive instructions from underlying beneficial owners; therefore, broker non-votes will not be treated as entitled to vote on Proposal 2 and will have no impact on the outcome of the vote on Proposal 2. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum to hold the Meeting.

ADDITIONAL INFORMATION

Independent Registered Public Accounting Firm

Ernst & Young LLP, One Commerce Square, 2005 Market Street, Philadelphia, PA 19103, has been selected to serve as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young acted as the Fund’s independent registered public accounting firm for the fiscal year ended December 31, 2019. The Fund knows of no direct financial or material indirect financial interest of Ernst & Young in the Fund. A representative of Ernst & Young will not be present at the Meeting, but will be available by telephone and will have an opportunity to make a statement, if asked, and will be available to respond to appropriate questions.

Set forth in the table below are audit fees and non-audit related fees billed to the Fund by Ernst & Young for professional services received during and for the fiscal years ended December 31, 2018 and 2019, respectively.

Fiscal Year Ended December 31	Audit Fees	Audit Related Fees	Tax Fees*	All Other Fees
2018	$24,800	—	$3,800	$1,148
2019	$24,800	—	$3,800	$2,439
*	“Tax Fees” are those fees billed by Ernst & Young in connection with tax compliance services, including primarily the review of the Fund’s income tax returns.

The Fund’s Audit Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to the Fund, and all non-audit services to be provided by the independent registered public accounting firm to the Fund’s Adviser and service providers controlling, controlled by, or under common control with the Fund’s Adviser (“affiliates”) that provide ongoing services to the Fund (a “Covered Services Provider”), if the engagement relates directly to the operations and financial reporting of the Fund. The Audit Committee may delegate its responsibility to pre-approve any such audit and permissible non-audit services to the Chairman of the Audit Committee, and the Chairman must report his decision(s) to the Audit Committee at its next regularly scheduled meeting after the Chairman’s pre-approval of such services. The Audit Committee may also establish detailed pre-approval policies and procedures for pre-approval of such services in accordance with applicable laws, including the delegation of some or all of the Audit Committee’s pre-approval responsibilities to other persons (other than the Adviser or the Fund’s officers). Pre-approval by the Audit Committee of any permissible non audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, the Adviser, and any Covered Services Provider constitutes not more than 5% of the total amount of revenues paid by the Fund to its independent registered public accounting firm during the year in which the permissible non-audit services are provided; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or the Chairman prior to the completion of the audit. All of the audit and tax services described above for which Ernst & Young billed the Fund fees for the fiscal years ended December 31, 2018 and December 31, 2019 were pre-approved by the Audit Committee. For the fiscal years ended December 31, 2018 and December 31, 2019, the audit related fees reflected in the table above relate to review of the registration statement and all other fees relate to Passive Foreign Investment Company identification database subscription fees billed on an annual basis.

For the fiscal years ended December 31, 2018 and 2019, Ernst & Young has represented to the Fund that it did not provide any non-audit services (or bill any fees for such services) to the Adviser or any Covered Services Provider.

The Audit Committee was not required to consider whether the provision of non-audit services that were rendered to the Adviser or Covered Service Providers that were not pre-approved was compatible with maintaining Ernst & Young’s independence.

The Investment Adviser and Administrator

Gabelli Funds, LLC is the Fund’s Adviser and Administrator and its business address is One Corporate Center, Rye, New York 10580-1422.

Broker Non-Votes and Abstentions

For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions (or “withheld votes” with respect to the election of Trustees) and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but that have not been voted. Accordingly, shareholders are urged to forward their voting instructions promptly.

Because the Fund requires a plurality of votes to elect each nominee for Trustee, abstentions and broker non-votes, if any, will not be counted as votes cast, but will have no effect on the result of the vote on Proposal 1. In contrast, because the Shareholder Proposal requires the affirmative vote of a majority of the Common Shares and Preferred Shares (voting as a single class) present in person or represented by proxy and entitled to vote on Proposal 2, and because we do not expect that brokers will be entitled to vote on Proposal 2 unless they receive instructions from underlying beneficial owners, abstentions will have the same effect as a vote “against” Proposal 2 and broker non-votes will have no impact on the outcome of the vote on Proposal 2. Abstentions and any broker non-votes, however, will be considered to be present at the Meeting for purposes of determining the existence of a quorum.

Brokers holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Proposal 1 and Proposal 2 before the Meeting. Under the rules of the NYSE, such brokers may, for certain “routine” matters, grant discretionary authority to the proxies designated by the Board to vote if no instructions have been received from their customers and clients prior to the date specified in the brokers’ request for voting instructions. Proposal 1 is a “routine” matter and accordingly beneficial owners who do not provide proxy instructions or who do not return a proxy card may have their shares voted by broker-dealer firms in favor of Proposal 1. Because Proposal 2 is considered non-routine, we do not expect that brokers will be able to vote on Proposal 2 if they have not received instructions from the underlying beneficial owners of the shares, and the shares will be considered broker non-votes in that event. A properly executed proxy card or other authorization by a beneficial owner of shares that does not specify how the beneficial owner’s shares should be voted on Proposal 1 or Proposal 2 may be deemed an instruction to vote such shares in favor of Proposal 1 and against Proposal 2.

Shareholders of the Fund will be informed of the voting results of the Meeting in the Fund’s Semiannual Report for the six months ended June 30, 2020.

“Householding”

Please note that only one document (i.e., an annual or semiannual report or one set of proxy soliciting materials) may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of a document, or for instructions regarding how to request a separate copy of these documents or regarding how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees of the Fund do not intend to present any other business at the Meeting nor are they aware that any shareholder intends to do so. If, however, any other matters, including adjournments, are properly brought before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

SHAREHOLDER NOMINATIONS AND PROPOSALS

All proposals by shareholders of the Fund that are intended to be presented pursuant to Rule 14a-8 under the 1934 Act (“Rule 14a-8”) at the Fund’s next Annual Meeting of Shareholders to be held in 2021 (the “2021 Annual Meeting”) must be received by the Fund for consideration for inclusion in the Fund’s 2021 proxy statement and 2022 proxy relating to that meeting no later than December 2, 2020. Rule 14a-8 specifies a number of procedural and eligibility requirements to be satisfied by a shareholder submitting a proposal for inclusion in the Fund’s proxy materials pursuant to Rule 14a-8. Any shareholder contemplating submissions of such a proposal is referred to Rule 14a-8.

The Fund’s By-Laws require shareholders that wish to nominate Trustees or make proposals to be voted on at an Annual Meeting of the Fund’s Shareholders (and which are not proposed to be included in the Fund’s proxy materials pursuant to Rule 14a-8) to provide timely notice of the nomination or proposal in writing. To be considered timely for the 2021 Annual Meeting, the shareholder notice (and information summarized below and summarized fully in the Fund’s By-Laws) must be sent to the Fund’s Secretary, c/o Gabelli Funds, LLC, One Corporate Center, Rye, NY 10580-1422, and must be received by the Secretary no earlier than December 12, 2020 and no later than January 11, 2021; provided, however, that if the 2021 Annual Meeting is to be held on a date that is earlier than April 16, 2021 or later than June 5, 2021, such notice must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurred first. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

In order for a shareholder of record to propose a nominee for Trustee, such shareholder must furnish written notice setting forth specified information about the nominee and associates of the nominee, the shareholder(s) of record (and if different, each beneficial owner on whose behalf the nomination is being made) and associates of the shareholder(s), as well as an executed certificate by the nominee relating to the nominee’s disclosure of any agreement, arrangement or understanding with any person or entity other than the Fund in connection with service as a Trustee of the Fund, the nominee’s consent to serve as a Trustee if elected and the nominee’s satisfaction of the Trustee qualifications set forth in the Fund’s governing documents. If requested by the Nominating Committee, the proposing shareholder will need to also submit a completed and signed trustee’s questionnaire, including a supplement, relating to the nominee’s satisfaction of the qualifications requirements set forth in the governing documents.

The foregoing description of the procedures for a shareholder of the Fund properly to make a nomination for election to the Board or to propose other business for the Fund is only a summary and is not complete. Copies of the Fund’s governing documents, including the provisions that concern the requirements for shareholder nominations and proposals, are available on the EDGAR Database on the SEC’s website at www.sec.gov. The Fund will also furnish, without charge, a copy of its governing documents to a shareholder upon request, which may be requested by writing to the Fund’s Secretary, c/o Gabelli Funds, LLC, One Corporate Center, Rye, NY 10580-1422. Any shareholder of the Fund considering making a nomination or other proposal should carefully review and comply with those provisions of the Fund’s governing documents.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

SHAREHOLDERS MAY PROVIDE THElR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD, VOTING INSTRUCTION FORM OR SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

April 9, 2020

GABELLI FUNDS ONE CORPORATE CENTER RYE, NY 10580-1334	To vote by Internet
	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Telephone
	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail
	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D06575-P35694	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THE GDL FUND
COMMON SHAREHOLDER

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.
Election of Trustee — The Board of Trustees recommends a vote FOR the nominee listed.
1.	To elect one (1) Trustee of the Fund:
Nominees:
01) Clarence A. Davis

	If properly presented at the Meeting: Shareholder Proposal — The Board of Trustees recommends a vote AGAINST Proposal 2.	For	Against	Abstain
2.
RESOLVED: Request that the Board of Directors consider authorizing a self-tender offer for all outstanding shares of the Fund at  or close to net asset value. If more than 50% of the Fund's outstanding shares are submitted for tender, the tender offer should be cancelled and the Fund should be liquidated or converted into an open-end mutual fund.

Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below
Please sign this proxy exactly as your name(s) appear(s) in the records of the Fund. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
D06576-P35694

THE GDL FUND

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints Mario J. Gabelli, Andrea R. Mango and John C. Ball, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The GDL Fund (the "Fund"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at Westchester Country Club, 99 Biltmore Avenue, Rye, New York 10580, or at such other location, or by such means of remote communication or live webcast, as may be noticed to shareholders, on Monday, May 11, 2020, at 7:30 a.m., and at any adjournments thereof (the "Meeting"). The  undersigned  hereby  acknowledges  receipt  of  the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominee as Trustee, AGAINST Proposal 2, and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of Proposal No. 1 and Proposal No. 2.

PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

GABELLI FUNDS ONE CORPORATE CENTER RYE, NY 10580- 1334	To vote by Internet
	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Telephone
	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail
	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D06577-P35694	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THE GDL FUND
SERIES C PREFERRED SHAREHOLDER

		For All	Withhold All	For All Except	To withhold authority to vote for any individual Except nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.
Election of Trustees — The Board of Trustees recommends a vote FOR each of the nominees listed.
1.	To elect two (2) Trustees of the Fund:
Nominees:
01) Clarence A. Davis
02) James P. Conn

If properly presented at the Meeting: Shareholder Proposal — The Board of Trustees recommends a vote AGAINST Proposal 2.	For	Against	Abstain
2.
RESOLVED: Request that the Board of Directors consider authorizing a self-tender offer for all outstanding shares of the Fund at  or close to net asset value. If more than 50% of the Fund's outstanding shares are submitted for tender, the tender offer should be cancelled and the Fund should be liquidated or converted into an open-end mutual fund.
A

Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below
Please sign this proxy exactly as your name(s) appear(s) in the records of the Fund. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
D06578-P35694

THE GDL FUND

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints Mario J. Gabelli, Andrea R. Mango and John C. Ball, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The GDL Fund (the "Fund"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at Westchester Country Club, 99 Biltmore Avenue, Rye, New York 10580, or at such other location, or by such means of remote communication or live webcast, as may be noticed to shareholders, on Monday, May 11, 2020, at 7:30 a.m., and at any adjournments thereof (the "Meeting"). The  undersigned  hereby  acknowledges  receipt  of  the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees as Trustees, AGAINST Proposal 2, and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of Proposal No. 1 and Proposal No. 2.

PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.